                                                                                                                        EXHIBIT 99.2

PG&E CORPORATION
LONG-TERM INCENTIVE PROGRAM

FORM OF PERFORMANCE SHARE AGREEMENT

                    PG&E CORPORATION, a California corporation, hereby grants Performance Shares to the Recipient named below.  The Performance Shares have been awarded under the PG&E Corporation Long-Term Incentive Program (the “LTIP”). The terms and conditions of the Performance Shares are set forth in this cover sheet and the attached Performance Share Agreement (the “Agreement”).

Date of Grant:             January 3, 2005

Name of Recipient:

Recipient’s Social Security Number:  _____-____-_____

Number of Performance Shares:

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement.  You and PG&E Corporation agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.  You are also acknowledging receipt of this Agreement and a copy of the prospectus describing the LTIP and the Performance Shares dated January 1, 2005.

Recipient:
                                                                         (Signature)

Attachment

Please return your signed Agreement to PG&E Corporation, Human Resources,
One Market Street, Spear Street Tower, Suite 400, San Francisco, California 94105

PG&E CORPORATION LONG-TERM INCENTIVE PROGRAM

PERFORMANCE SHARE AGREEMENT

The LTIP and Other Agreements

This Agreement constitutes the entire understanding between you and PG&E Corporation regarding the Performance Shares, subject to the terms of the LTIP.  Any prior agreements, commitments or negotiations are superseded.  In the event of any conflict or inconsistency between the provisions of this Agreement and the LTIP, the LTIP shall govern.

Grant of Performance Shares	PG&E Corporation grants you the number of Performance Shares shown on the cover sheet of this Agreement. The Performance Shares are subject to the terms and conditions of this Agreement and the LTIP.
Vesting of Performance Shares

As long as you remain employed with PG&E Corporation (or any of its subsidiaries), the Performance Shares will vest on the first business day of January (the “Vesting Date”) of the third year following the date of grant specified in the cover sheet.  Except as described below, all Performance Shares subject to this Agreement that have not vested shall be forfeited upon termination of your employment.

Payment of Performance Shares

Upon the Vesting Date, PG&E Corporation’s total shareholder return (TSR) will be compared to the TSR of the fifteen other companies in PG&E Corporation’s comparator group [1] for the prior three calendar years (the “Performance Period”).  Subject to rounding considerations, there will be no payout for TSR below the 25th percentile of the comparator group; TSR at the 25th percentile will result in a 25% payout of Performance Shares; TSR at the 75th percentile will result in a 100% payout of Performance Shares; and TSR at the 90th percentile or greater will result in a 200% payout of Performance Shares.  The following table sets forth the payout percentages for the various TSR rankings that could be achieved:

        Number of Companies in
                                   Total (Including PG&E)
                                                  16

                                                       Performance                  Rounded
                              Rank                Percentile                        Payout

                                   1                        100%                             200%
                                  2                          93%                             200%
                                  3                          87%                             180%
                                  4                          80%                             135%
                                  5                          73%                             100%
                                  6                          67%                              90%
                                  7                          60%                              80%
                                  8                          53%                              70%
                                  9                          47%                              60%
                                10                          40%                              50%
                                11                          33%                              40%
                                12                          27%                              30%
                                13                          20%                                0%
                                14                          13%                                0%
                                15                            7%                                0%
                                16                            0%                                0%

 The payment will equal the product of the number of vested Performance Shares, the applicable payout percentage, and the average closing price of a share of PG&E Corporation common stock for the last 30 calendar days of the year preceding the Vesting Date as reported on the New York Stock Exchange.  Payments will be made as soon as practicable following the Vesting Date.

Dividends

Each time that PG&E Corporation declares a dividend on its shares of common stock, an amount equal to the dividend multiplied by the number of Performance Shares granted to you by this Agreement shall be accrued on your behalf.  As soon as practicable following the end of the Performance Period, you shall receive a cash payment, if any, equal to the dividends accrued over the Performance Period multiplied by the same payout percentage used to determine the amount, if any, of the Performance Share payout as specified in the preceding paragraph.

Voluntary Termination

If you terminate your employment with PG&E Corporation (or any of its subsidiaries) voluntarily before the Vesting Date, all of the Performance Shares shall be cancelled as of the date of such termination and any dividends accrued with respect to your Performance Shares shall be forfeited.

Termination for Cause

If your employment with PG&E Corporation (or any of its subsidiaries) is terminated by PG&E Corporation or the subsidiary for cause before the Vesting Date, all of the Performance Shares shall be cancelled as of the date of such termination and any dividends accrued with respect to your Performance Shares shall be forfeited.  In general, termination for “cause” means termination of employment because of dishonesty, a criminal offense or violation of a work rule, and will be determined by and in the sole discretion of PG&E Corporation or the employing subsidiary.

Termination other than for Cause

If your employment with PG&E Corporation (or any of its subsidiaries) is terminated by PG&E Corporation or the subsidiary other than for cause before the Vesting Date, your unvested Performance Shares will vest proportionally based on the number of months during the Performance Period that you were employed  (rounded down) divided by the number of months in the Performance Period (36 months).  All other outstanding Performance Shares (and any associated accrued dividends) shall automatically be cancelled upon such termination.  Your vested Performance Shares will be payable, if at all, after the completion of the Performance Period based on the same formula applied to active employees.  You shall also receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your vested Performance Shares multiplied by the same payout percentage used to determine the amount, if any, of the Performance Share payout.

Retirement

If you retire before the Vesting Date, your outstanding Performance Shares will continue to vest as though your employment had continued and will be payable, if at all, as soon as practicable following the Vesting Date.  You shall also receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your Performance Shares multiplied by the same payout percentage used to determine the amount, if any, of the Performance Share payout.  You will be considered to have retired if you are age 55 or older on the date of termination and if you were employed by PG&E Corporation or any of its subsidiaries for at least five consecutive years ending on the date of termination of your employment.

Death/Disability

If your employment terminates due to your death or disability before the Vesting Date, all of your Performance Shares shall immediately vest and will be payable, if at all, as soon as practicable after the completion of the Performance Period based on the same formula applied to active employees.  You shall also receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your Performance Shares multiplied by the same payout percentage used to determine the amount, if any, of the Performance Share payout.

Termination Due to Disposition of Subsidiary

If (1) your employment is terminated (other than for cause or your voluntary termination) by reason of a divestiture or change in control of a subsidiary of PG&E Corporation, which divestiture or change in control results in such subsidiary no longer qualifying as a subsidiary corporation under Section 424(f) of the Code or (2) if your employment is terminated (other than for cause or your voluntary termination) coincident with the sale of all or substantially all of the assets of a subsidiary of PG&E Corporation, all Performance Shares shall vest proportionally based on the number of months during the Performance Period that you were employed (rounded down) divided by the number of months in the Performance Period (36 months).  All other outstanding Performance Shares (and any associated accrued dividends) shall automatically be cancelled upon such termination.  Your vested Performance Shares will be payable, if at all, after the completion of the Performance Period based on the same formula applied to active employees.  You shall also receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your vested Performance Shares multiplied by the same payout percentage used to determine the amount, if any, of the Performance Share payout.

Withholding Taxes	PG&E Corporation will withhold amounts necessary to satisfy applicable taxes from the payment to be made with respect to your Performance Shares. You will receive the remaining proceeds in cash.
Change in Control

All of your outstanding Performance Shares shall automatically vest, and become nonforfeitable if there is a Change in Control of PG&E Corporation before the Vesting Date.  Such vested Performance Shares will become payable on the first business day of the year following the Change in Control.  The payment, if any, will be based on PG&E Corporation’s TSR for the period from the date of grant to the date of the Change in Control compared to the TSR of the other companies in PG&E Corporation’s comparator group [2] for the same period.  There will be no payout for TSR below the 25th percentile of the comparator group; TSR at the 25th percentile will result in a 25% payout of Performance Shares; TSR at the 75th percentile will result in a 100% payout of Performance Shares; and TSR at the 90th percentile or greater will result in a 200% payout of Performance Shares.  The table above sets forth the payout percentages for the various TSR rankings that could be achieved.  The payment will be calculated by multiplying the number of vested Performance Shares by the payout percentage.  The resulting number of Performance Shares will be multiplied by the average closing price of a share of PG&E Corporation common stock for the last 30 calendar days preceding the Change in Control as reported on the New York Stock Exchange.  You shall also receive a cash payment, if any, equal to the amount of dividends accrued with respect to your Performance Shares to the first business day of the year following the Change in Control multiplied by the same payout percentage used to determine the amount, if any, of the Performance Share payout.

Leaves of Absence

For purposes of this Agreement, if you are on an approved leave of absence from PG&E Corporation (or any of its subsidiaries), or a recipient of PG&E Corporation (or any of its subsidiaries) sponsored disability benefits, you will continue to considered as employed.  If you do not return to active employment upon the expiration of your leave of absence or the expiration of your PG&E Corporation (or any of its subsidiaries) sponsored disability benefits, you will be considered to have voluntarily terminated your employment.  See above under “Voluntary Termination.”

PG&E Corporation reserves the right to determine which leaves of absence will be considered as continuing employment and when your employment terminates for all purposes under this Agreement.

No Retention Rights

This Agreement is not an employment agreement and does not give you the right to be retained by PG&E Corporation (or its subsidiaries).  Except as otherwise provided in an applicable employment agreement, the Company (or any of its subsidiaries) reserves the right to terminate your employment at any time and for any reason.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the LTIP.

___________________________________

1   The identities of the companies currently comprising the comparator group are included in the prospectus.  PG&E Corporation reserves the right to change the companies comprising the comparator group at any time.

2  The identities of the companies currently comprising the comparator group are included in the prospectus.  PG&E Corporation reserves the right to change the companies comprising the comparator group at any time.